UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2010

Warwick Valley Telephone Company
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-11174	14-1160510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

47 Main Street, Warwick , New York		10990
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	845-986-8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2010, Warwick Valley Telephone Company (the "Company’) issued a press release announcing that the Company entered into new employment agreements with Duane W. Albro, its President and Chief Executive Officer and Kenneth H. Volz, its Executive Vice President, Chief Financial Officer and Treasurer on February 17, 2010.

The press release is attached as Exhibit 99.1 to this Form 8-K.

The following summary of the new employment agreements with Messrs. Albro and Volz is qualified in its entirety by reference to the full text of each employment agreement, which the Company anticipates filing as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Duane W. Albro

Mr. Albro’s employment agreement provides for a two year term beginning April 11, 2010. The agreement will automatically be renewed for successive one-year periods unless the Company or Mr. Albro gives written notice of non-renewal to the other at least 60 days before the expiration of the initial term or any subsequent renewal period.

Mr. Albro will receive an annual base salary of $270,000, subject to annual increases as the Company may determine. Mr. Albro is eligible to receive an annual cash bonus and incentive compensation in the form of equity-based awards (stock options and restricted stock) under the Company’s 2008 Long-Term Incentive Compensation Plan each year in accordance with an applicable plan approved by the board or the compensation committee for such year. Mr. Albro’s cash bonus plan for 2010 is targeted at 60% of his base salary and the incentive compensation component is targeted at 45,500 stock options and 9,000 shares of restricted stock, provided certain financial performance criteria are met in 2010. The elements of performance and the weighting associated with each financial metric will determine the applicable payout factor that will be used to calculate both the annual cash bonus and incentive compensation amounts. The board or the compensation committee of the board, in its sole discretion, may determine subsequent measurement metrics for 2010 and each subsequent year, and may also, in its sole discretion, change or eliminate the applicable plan at any time. In order to be eligible to receive a cash bonus and/or incentive compensation, Mr. Albro must be employed with the Company on the respective payment date.

The Company will provide Mr. Albro with a $2,000 per month housing and travel allowance for the duration of his employment under the agreement. The Company will also pay Mr. Albro a tax gross-up benefit on his housing and travel allowance so that, after the withholding of all federal and state income and employment taxes with respect to the housing and travel allowance and the tax gross-up benefit, Mr. Albro will be in the same after-tax economic position that he would have been in had the housing and travel allowance not been subject to such taxes. Mr. Albro is eligible to participate in and receive benefits under the Company’s 401(k) saving plan, health and welfare plans, including medical and dental insurance, life insurance, and short-term and long-term disability insurance.

Mr. Albro’s employment may be terminated at any time for any reason by the Company or Mr. Albro upon written notice. Mr. Albro will be entitled to compensation and benefits depending on the circumstances of the termination of employment. If Mr. Albro’s employment is terminated without cause and not in connection with a change of control, Mr. Albro will be entitled to a severance payment equal to 100% of his annual base salary in effect as of the date of his termination of employment. He will also receive the target amount of his annual cash bonus for the year in which the termination of employment occurs. Both of these amounts will be paid in a lump sum payment. Mr. Albro will also be entitled to the continuation of benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.

In the event that Mr. Albro is terminated due to a change in control (which is generally defined as a consummation of a reorganization, merger, statutory share exchange or similar corporate transaction or a sale of substantially all of the Company’s assets where, as a result, the Company’s then existing shareholders no longer own 50% of the surviving entity), he will be entitled to the same compensation and benefits listed in the above paragraph except that he will be entitled to receive a cash payment equal to 150% of his annual base salary and target cash bonus. Both of these amounts will be paid in a lump sum payment. Mr. Albro will also be entitled to the continuation of benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination. In addition, any unvested or restricted equity compensation such as stock options and restricted stock will immediately vest.

This agreement between Mr. Albro and the Company supersedes the prior employment agreement between them.

Kenneth H. Volz

Mr. Volz’s employment agreement provides for a two year term beginning April 11, 2010. The agreement will automatically be renewed for successive one-year periods unless the Company or Mr. Volz gives written notice of non-renewal to the other at least 60 days before the expiration of the initial term or any subsequent renewal period.

Mr. Volz will receive an annual base salary of $250,000, subject to annual increases as the Company may determine. Mr. Volz is eligible to receive an annual cash bonus and incentive compensation in the form of equity-based awards (stock options and restricted stock) under the Company’s 2008 Long-Term Incentive Compensation Plan each year in accordance with an applicable plan approved by the board or the compensation committee for such year. Mr. Volz’s cash bonus plan for 2010 is targeted at 50% of his base salary and the incentive compensation component is targeted at 25,000 stock options and 5,000 shares of restricted stock, provided certain financial performance criteria are met in 2010. The elements of performance and the weighting associated with each financial metric will determine the applicable payout factor that will be used to calculate both the annual cash bonus and incentive compensation amounts. The board or the compensation committee of the board, in its sole discretion may determine subsequent measurement metrics for 2010 and each subsequent year, and may also, in its sole discretion, change or eliminate the applicable plan at any time. In order to be eligible to receive a cash bonus and/or incentive compensation, Mr. Volz must be employed with the Company on the respective payment date.

The Company will provide Mr. Volz with a $4,800 per month housing and travel allowance for the duration of his employment under the agreement. The Company will also pay Mr. Volz a tax gross-up benefit on his housing and travel allowance so that, after the withholding of all federal and state income and employment taxes with respect to the housing and travel allowance and the tax gross-up benefit, Mr. Volz will be in the same after-tax economic position that he would have been in had the housing and travel allowance not been subject to such taxes. Mr. Volz is eligible to participate in and receive benefits under the Company’s 401(k) saving plan, health and welfare plans, including medical and dental insurance, life insurance, and short-term and long-term insurance.

Mr. Volz’s employment may be terminated at any time for any reason by the Company or Mr. Volz upon written notice. Mr. Volz will be entitled to compensation and benefits depending on the circumstances of the termination of employment. If Mr. Volz’s employment is terminated without cause and not in connection with a change of control, Mr. Volz will be entitled to a severance payment equal to 100% of his base salary in effect as of the date of his termination of employment. He will also receive the target amount of his annual cash bonus for the year in which the termination of employment occurs. Both of these amounts will be paid in a lump sum payment. Mr. Volz will also be entitled to the continuation of benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.

In the event that Mr. Volz is terminated due to a change in control (which is generally defined as a consummation of a reorganization, merger, statutory share exchange or similar corporate transaction or a sale of substantially all of the Company’s assets where, as a result, the Company’s then existing shareholders no longer own 50% of the surviving entity), he will be entitled to the same compensation and benefits listed in the above paragraph except that he will be entitled to receive a cash payment equal to 150% of his annual base salary and target cash bonus. Both of these amounts will be paid in a lump sum payment. Mr. Volz will also be entitled to the continuation of benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination. In addition, any unvested or restricted equity compensation such as stock options and restricted stock will immediately vest.

This agreement between Mr. Volz and the Company supersedes the prior employment agreements between them.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1. Press release entitled, "Warwick Valley Telephone Company Renews CEO and CFO Contracts," dated February 23, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

February 23, 2010	By:	Duane W. Albro

Name: Duane W. Albro
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press release entitled, “Warwick Valley Telephone Company Renews CEO and CFO Contracts,” dated February 23, 2010.